Exhibit 99.1
HCSG Reports Q3 2024 Results
Delivers QoQ and YoY Growth In Revenue, Earnings and Cash Flow

•Revenue of $428.1 million, in line with expectations.
•Net income and diluted EPS of $14.0 million and $0.19.
•Reported and adjusted cash flow from operations of $4.3 million and $19.0 million.
•Reaffirms Q4 revenue estimate of $430.0 to $440.0 million and FY 2024 cash flow forecast of $40.0 to $55.0 million.

BENSALEM, PA--(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended September 30, 2024.

Ted Wahl, Chief Executive Officer, stated, “We’re very pleased with our third quarter results, which underscore the positive momentum we're carrying into the fourth quarter. Executing on our three strategic priorities – driving growth, managing costs, and optimizing collections – is clearly paying off, resulting in sequential and year-over-year growth in revenue, earnings, and cash flow. Looking ahead, we are confident that our focus on these priorities, supported by our strong business fundamentals, will enable us to further accelerate growth, enhance profitability, and maximize cash flow through 2025 and beyond.”

Third Quarter Results

•Revenue was reported at $428.1 million, in line with the Company’s expectations of $425.0 million to $435.0 million.
◦Housekeeping & laundry and dining & nutrition segment revenues and margins were $191.1 million and 6.4% and $237.0 million and 5.3%, respectively.
◦The Company’s Q4 expected revenue range is $430.0 to $440.0 million.
•Cost of services was reported at $364.7 million or 85.2%.
◦The Company’s goal is to continue to manage cost of services, excluding CECL, in the 86% range.
•SG&A was reported at $46.9 million; after adjusting for the $2.4 million increase in deferred compensation; actual SG&A was $44.5 million or 10.4%.
◦The Company’s goal continues to be achieving SG&A in the 8.5% to 9.5% range.
•Net income and diluted EPS were reported at $14.0 million and $0.19, respectively.
•Adjusted EBITDA was reported at $24.8 million.
•Cash flow and adjusted cash flow from operations was $4.3 million and $19.0 million, respectively.
◦The Company reaffirmed its 2024 adjusted cash flow from operations forecast in the range of $40.0 million to $55.0 million.

Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash and cash equivalents, its revolving credit facility, and cash flow from operating activities. As of the end of the third quarter, the Company had a current ratio of 2.9 to 1, cash and marketable securities of $130.0 million, and a $500.0 million credit facility (inclusive of its $200.0 million accordion), which expires in November 2027.

In 2024, the Company has repurchased over 350,000 shares, or $4.0 million, of its common stock through September 2024, including over 90,000 shares, or $1.0 million during the third quarter. Since the February 2023 share repurchase authorization, the Company has repurchased 1.4 million shares, or $15.2 million of its common stock. The Company has 6.1 million shares remaining under its authorization.

Exhibit 99.1
Upcoming Events and Conference Call

The Company will be participating in the UBS Global Healthcare Conference on November 13, 2024 at the Terranea Resort Hotel in Rancho Palos Verdes, CA. The Company will also be participating in the Raymond James Sonoma Small Cap Summit on November 18, 2024 at The Lodge at Sonoma in Sonoma, CA.

The Company will host a conference call on Wednesday, October 23, 2024, at 8:30 a.m. Eastern Time to discuss its results for the three months ended September 30, 2024. The call may be accessed via phone at 1 (800) 715-9871, Conference ID: 9951274. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

About Healthcare Services Group, Inc.

Healthcare Services Group (NASDAQ: HCSG) is an experienced leader in managing housekeeping, laundry, dining, and nutritional services within the healthcare industry. With more than 45 years of experience, HCSG aims to provide improved operational, regulatory, and financial outcomes for our clients.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the nine months ended September 30, 2024; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; the impacts of past or future cyber attacks or breaches; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2023 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers undergoing restructurings, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting adjusted cash flows used in operations, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding items impacting comparability (“Adjusted EBITDA”). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$428,149	$411,388	$1,277,870	$1,247,549
Operating costs and expenses:
Cost of services	364,730	376,936	1,108,383	1,107,519
Selling, general and administrative	46,888	39,047	138,236	120,523
Income (loss) from operations	16,531	(4,595)	31,251	19,507
Other income, net	2,277	(1,738)	6,885	1,249
Income (loss) before income taxes	18,808	(6,333)	38,136	20,756

Income tax provision (benefit)	4,778	(1,286)	10,585	5,878
Net income (loss)	$14,030	$(5,047)	$27,551	$14,878

Basic earnings (loss) per common share	$0.19	$(0.07)	$0.37	$0.20

Diluted earnings (loss) per common share	$0.19	$(0.07)	$0.37	$0.20

Basic weighted average number of common shares outstanding	73,687	74,364	73,822	74,446

Diluted weighted average number of common shares outstanding	73,926	74,364	74,007	74,496

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30, 2024	December 31, 2023
Cash and cash equivalents	$27,055	$54,330
Restricted cash equivalents	1,084	—
Marketable securities, at fair value	76,776	93,131
Restricted marketable securities, at fair value	25,085	—
Accounts and notes receivable, net	406,495	383,509
Other current assets	41,623	40,726
Total current assets	578,118	571,696

Property and equipment, net	28,435	28,774
Notes receivable — long-term, net	22,908	24,832
Goodwill	75,529	75,529
Other intangible assets, net	10,113	12,127
Deferred compensation funding	48,647	40,812
Other assets	42,091	36,882
Total assets	$805,841	$790,652

Accrued insurance claims — current	$21,510	$22,681
Other current liabilities	175,694	194,247
Total current liabilities	197,204	216,928

Accrued insurance claims — long-term	61,520	61,697
Deferred compensation liability — long-term	48,915	41,186
Lease liability — long-term	9,029	11,235
Other long-term liabilities	425	2,990
Stockholders' equity	488,748	456,616
Total liabilities and stockholders' equity	$805,841	$790,652

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP net income (loss) to EBITDA and adjusted EBITDA (in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2024	2023(1)	2024	2023(1)
GAAP net income (loss)	$14,030	$(5,047)	$27,551	$14,878
Income tax provision (benefit)	4,778	(1,286)	10,585	5,878
Interest, net	(6)	530	132	1,119
Depreciation and amortization(2)	3,773	3,250	10,983	10,565
EBITDA	$22,575	$(2,553)	$49,251	$32,440
Share-based compensation	2,231	2,384	6,828	6,793
(Gain)/loss on deferred compensation, net(3)	(1)	(15)	(40)	67
Adjusted EBITDA	$24,805	$(184)	$56,039	$39,300
Adjusted EBITDA as a percentage of revenue	5.8%	0.0%	4.4%	3.2%

Reconciliation of GAAP cash flows provided by (used in) operations to adjusted cash flows provided by operations (in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP cash flows provided by (used in) operations	$4,312	$2,940	$(5,402)	$(5,947)
Accrued payroll(4)	14,682	15,657	12,820	16,118
Adjusted cash flows provided by operations	$18,994	$18,597	$7,418	$10,171

1.For the three and nine months ended September 30, 2023, the Company's presentation of GAAP Net Income (Loss) has been revised to reflect the impact of an accounting error related to the Company’s estimate for accrued vacation that was immaterial to the Company’s previously reported consolidated financial statements or unaudited interim condensed consolidated financial statements. The Company's presentation of EBITDA and Adjusted EBITDA have also been revised to reflect the removal of certain reconciling items between reported GAAP figures and non-GAAP figures.
2.Includes right-of-use asset depreciation of $2.0 million and $5.8 million for the three and nine months ended September 30, 2024, respectively, and $1.8 million and $4.6 million for the three and nine months ended September 30, 2023.
3.The Company offers a Supplemental Executive Retirement Plan (“SERP”) for executives and certain key employees which is also referred to as the Company’s “Deferred Compensation” plan. For SERP participants, the Company has historically retained, and anticipates continuing to retain, 100% of the funds received from SERP participants and holds such assets (the “Deferred Compensation Assets”) in a brokerage account where the investments are managed to mirror the investment elections of SERP participant holdings under such plans (the “Deferred Compensation Liabilities”). The Company’s changes in fair market value of the Deferred Compensation Assets are presented under the “Other income, net” caption on the Company’s Consolidated Statements of Comprehensive Income, however the corresponding and offsetting changes in the fair market value of the Deferred Compensation Liabilities are presented under the “Selling, general and administrative expense” caption.
4.The accrued payroll adjustment reflects changes in accrued payroll for the three and nine months ended September 30, 2024 and 2023. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly cash flow performance.